USA Truck Announces Third Quarter 2014 EPS of $0.26 per Share

•	Base revenue up 10.6% over 3Q13 to $125.9 million
•	Operating income of $5.4 million compared to 3Q13 operating loss of $0.2 million
•	EBITDA up 33.3% to $16.0 million compared to $12.0 million in 3Q13
•	Debt reduced $14.5 million (11.2%) YTD, 18.8% YOY

Van Buren, AR – November 3, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics provider, today announced its financial results for the three months ended September 30, 2014.

President and CEO John Simone commented, “We’re pleased to announce USA Truck's eighth consecutive quarter of improving financial results and our second consecutive period of GAAP profitability. We achieved earnings per share of $0.26, a $0.32 improvement over the prior-year period and our most profitable quarter in eight years.

“Both our Trucking and asset-light Strategic Capacity Solutions (SCS) businesses realized revenue gains and positive operating income, a direct outcome of our intense focus on operational effectiveness, while also benefiting from  today’s strong demand environment.  We continued to lower our consolidated operating ratio, this quarter by 450 basis points. Our strong operating cash flow of $19.6 million positioned us to pay down almost $11 million in debt.  For the year to date, we have reduced debt by a total of $14.5 million; over the past 12 months, we have reduced debt by $26.5 million.

“Our third-quarter results were driven by a 10.6% increase in base revenue while operating expenses rose only 5.7% (net of fuel surcharge recoveries).  In our Trucking business, our operating improvement initiatives enabled us to sustain the asset utilization gains we have realized since beginning our turnaround and achieve a 370 basis-point improvement in Trucking’s operating ratio.  We reached a key milestone in our turnaround plan by bringing Trucking’s operating ratio under 100, and we intend to continue that trend.”

Mr. Simone continued, “Trucking rate per loaded mile increased 9.4%, a sequential improvement from 2Q14’s 7.1% increase as a result of our ongoing and comprehensive yield and network management initiatives.  Our fleet fuel efficiency initiatives produced a 10.5% improvement in miles-per-gallon, or $3.2 million, while offsetting higher driver-related costs.  Our focus on unseated truck count continues to be a top priority and we believe our driver recruitment and retention efforts are making incremental inroads in this important area.  We believe these efforts, as well as our strategic and operational initiatives, will continue to drive improvement in our truckload business.

“Our SCS business was the strongest contributor to 3Q’s positive results even as our truckload business continued to experience improvement and turned profitable this quarter.  SCS’ base revenue rose 24.2% to $39.9 million, accounting for about one-third of our consolidated base revenue.  Operating expenses net of fuel surcharge increased only 17.7%, reflecting ongoing productivity gains that helped improve SCS’ operating ratio by 480 basis points.  We believe the overall freight market’s tight capacity underscores the importance of this strategic aspect of our Company’s integrated business model.”

USA Truck Chairman Robert A. Peiser added, “We are pleased that the fundamentals of the business have remained robust in the fourth quarter and the USAK team is continuing to execute well on the Company’s operations strategy.  Our goal is to end the year on a strong note, deliver positive consolidated operating income and positive EPS for 2014, and position USA Truck for continuing operating improvements next year.  Towards this end, the Board of Directors, following an extensive operational review to identify both immediate and long-term steps to enhance performance, has recently endorsed a strategy of continuing to increase the emphasis on growing SCS, our dedicated business and our owner-operator fleet.  We also believe that improved financial performance will be achieved through continued refinement of the Company’s truckload network in addition to the many other initiatives that are being pursued.”

Mr. Peiser concluded, “John and I particularly want to acknowledge the hard work and focus of all the USA Truck team members, who have been key to improving our Company’s performance.  We appreciate all their contributions and look forward to continued progress.”

Three-Month Financial Results
Total base revenue increased 10.6% to $125.9 million for the quarter ended September 30, 2014, from $113.9 million for the same quarter of 2013. Trucking operating revenue increased 3.3% to $108.3 million, while SCS operating revenue rose 22.7% to $45.3 million.  Consolidated net income was $2.7 million, or $0.26 per diluted share, for the third quarter of 2014 compared to a net loss of ($0.6) million, or ($0.06) per share, for the same quarter of 2013.

Nine-Month Financial Results
Total base revenue increased 11.6% to $368.5 million for the nine months ended September 30, 2014, from $330.2 million for the same period of 2013.  Consolidated net income was $1.9 million, or $0.18 per diluted share, for the nine months ended September 30, 2014, compared to a net loss of ($4.5) million, or ($0.43) per share, for the same period of 2013.

For the nine months ended September 30, 2014, the Company recorded approximately $2.6 million, or $0.25 per diluted share, in legal and other defense costs.  These costs were incurred primarily in connection with Knight Transportation’s unsolicited proposal to acquire USA Truck, the related litigation and the February 2014 Settlement Agreement. These unusual non-operating costs were recorded in “Other expenses (income)” in the accompanying condensed consolidated statement of operations and comprehensive income (loss).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Trucking:
Operating revenue (in thousands)	$108,318	$104,904	$317,230	$311,744
Base revenue (in thousands) (1)	$86,076	$81,761	$249,489	$242,988
Operating income (loss) (in thousands) (2)	$83	$(2,968)	$(7,772)	$(10,054)
Operating ratio (3)	99.9%	103.6%	103.1%	104.1%
Total miles (in thousands) (4)	54,600	55,516	163,009	166,844
Empty mile factor (5)	13.3%	11.4%	12.7%	11.4%
Base revenue per loaded mile	$1.819	$1.663	$1.753	$1.645
Average number of in-service tractors (6)	2,179	2,250	2,205	2,232
Percentage of in-service tractors unseated	5.2%	6.2%	7.1%	5.3%
Average number of seated tractors (7)	2,066	2,111	2,049	2,114
Average miles per seated tractor per week	2,011	2,001	2,040	2,024
Base Trucking revenue per seated tractor per week	$3,170	$2,948	$3,122	$2,947
Average loaded miles per trip	615	602	617	596

Strategic Capacity Solutions (8):
Operating revenue (in thousands) (8)	$49,359	$38,650	$144,507	$107,510
Intercompany revenue (in thousands)	$4,059	$1,732	$9,332	$5,667
Net revenue (in thousands) (9)	$45,300	$36,918	$135,175	$101,843
Operating income (in thousands) (2)	$5,336	$2,764	$16,405	$6,079
Gross margin (10)	17.3%	14.0%	17.8%	14.0%

(1) Base revenue represents operating revenue excluding fuel surcharge revenue.
(2) Operating income or loss is calculated by deducting total operating expenses from operating revenues.
(3) Operating ratio is calculated by dividing total operating expenses, net of fuel surcharge revenue, by base revenue.
(4) Total miles include both loaded and empty miles.
(5) Empty mile factor is calculated by dividing empty miles into total miles.
(6) Tractors include Company-operated tractors in service, plus tractors operated by independent contractors.
(7) Seated tractors are those occupied by drivers.
(8) Includes results of our rail intermodal operating segment.
(9) Net revenue represents SCS operating revenue less intercompany revenue.
(10) Gross margin is calculated by taking total revenue less purchased transportation expense and dividing that amount by total revenue. This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity
Mr. Simone added, “Our debt decreased during the third quarter by $10.7 million sequentially to $114.4 million.  Net of cash, this represented 53.1% of our total capitalization.  Year to date, our debt is down $14.5 million.  At quarter end, we had $38.9 million of net borrowing availability on our revolving credit facility, net of the required minimum availability of $18.8 million.”

Third-Quarter 2014 Conference Call Information
USA Truck will hold a conference call to discuss its third-quarter 2014 results on November 3, 2014 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-800-351-6807 (U.S. / Canada) or 1-334-323-7224 (International), access code 541247.  The slide presentation that will accompany the call may be accessed using the following link: https://www.yourcall.com/webecho/GuestLogin.aspx?ConfRef=78215399&Pin=1533 .

For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu.  A telephone replay of the call will also be available for 30 days following the call at 1-877-919-4059, access code 46088628.

About Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. It defines Adjusted EBITDA as these items plus the defense costs incurred primarily in connection with the unsolicited proposal from Knight Transportation to acquire USA Truck, pretax. EBITDA and Adjusted EBITDA are measures used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). Management believes these measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of operating performance or to cash flows from operating activities or any other performance measures derived in accordance with GAAP as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA and Adjusted EBITDA to GAAP net income as an exhibit to this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of normal quarter-end closing and interim review procedures, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States.  We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

Company Contact
Michael Borrows, EVP & CFO
USA Truck
(479) 471-2672
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Total base revenue	125,947	113,856	368,527	330,206
Total fuel surcharge revenue	27,671	27,966	83,878	83,381
GAAP operating revenue	153,618	141,822	452,405	413,587

Operating expenses:
Salaries, wages and employee benefits	39,388	34,771	113,930	105,001
Fuel expense	28,449	33,224	92,156	101,837
Depreciation and amortization	10,671	11,633	33,274	33,399
Insurance and claims	6,466	6,807	18,353	19,220
Operations and maintenance	12,863	12,319	37,554	37,476
Purchased transportation	43,755	37,470	129,543	103,677
Operating taxes and licenses	1,414	1,400	4,215	4,104
Communications and utilities	1,026	1,014	3,159	3,084
Other	4,167	3,388	11,588	9,764
Total operating expenses	148,199	142,026	443,772	417,562
Operating income (loss)	5,419	(204)	8,633	(3,975)

Other expenses (income):
Interest expense	816	967	2,271	2,752
Defense costs	65	--	2,593	--
Other, net	4	(611)	52	(711)
Total other expenses, net	885	356	4,916	2,041
Income (loss) before income taxes	4,534	(560)	3,717	(6,016)
Income tax expense (benefit)	1,817	42	1,867	(1,542)

Net income (loss) and Comprehensive income (loss)	$2,717	$(602)	$1,850	$(4,474)

Net income (loss) per share information:
Average shares outstanding (Basic)	10,357	10,322	10,350	10,324
Basic earnings (loss) per share	$0.26	$(0.06)	$0.18	$(0.43)

Average shares outstanding (Diluted)	10,476	10,322	10,482	10,324
Diluted earnings (loss) per share	$0.26	$(0.06)	$0.18	$(0.43)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA
(UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net income (loss)	$2,717	$(602)	$1,850	$(4,474)
Add:
Income tax expense (benefit)	1,817	42	1,867	(1,542)
Interest, net	816	967	2,271	2,752
Depreciation and amortization	10,671	11,633	33,274	33,399

EBITDA	$16,021	$12,040	$39,262	$30,135
Add:
Defense costs, pretax	65	--	2,593	--

Adjusted EBITDA	$16,086	$12,040	$41,855	$30,135